Exhibit 99.1

Boots & Coots Reports Second Quarter Results

HOUSTON--(BUSINESS WIRE)--July 29, 2010--Boots & Coots, Inc. (NYSE:WEL), announced revenues of $70.9 million for the quarter ended June 30, 2010, compared to $47.0 million for the same quarter of 2009. Net income for the quarter was $6.2 million or $0.08 per diluted share, compared to $0.7 million or $0.01 per diluted share for the second quarter of 2009. EBITDA (earnings before interest, income taxes, depreciation and amortization; see the reconciliation for this non-GAAP financial measure below), adjusted for foreign currency translation costs, was $12.7 million or 17.9% of revenues for the quarter, compared to $5.4 million or 11.5% of revenues for the second quarter of 2009.

For the six months ended June 30, 2010, Boots & Coots reported revenues of $124.2 million compared to $101.7 million for 2009. Net income for the 2010 six month period was $6.9 million or $0.08 per diluted share, compared to $2.7 million or $0.03 per diluted share for the 2009 six month period. EBITDA adjusted for foreign currency translation costs was $19.2 million for the six months ended June 30, 2010 compared to $12.0 million for the 2009 period.

Business Segment Results

Pressure Control

For the quarter ended June 30, 2010, the Pressure Control segment generated revenues of $34.3 million, compared to $22.6 million in the second quarter of 2009 and $22.6 million in the 2010 first quarter. Adjusted EBITDA (EBITDA before foreign currency translation costs; see the reconciliation for this non-GAAP financial measure below), for the second quarter was $5.4 million, compared to $2.4 million for the second quarter of 2009 and $2.2 million for the 2010 first quarter. This year’s second quarter results were positively impacted by a Safeguard project in India, which was completed in June, increased global response revenue and increased Safeguard contract revenue in North Africa.

For the six months ended June 30, 2010, Pressure Control revenues were $56.9 million and adjusted EBITDA was $7.6 million compared to revenues of $49.6 million and adjusted EBITDA of $5.3 million for 2009.

Well Intervention

For the quarter ended June 30, 2010, the Well Intervention segment generated revenues of $24.4 million, compared to $18.6 million in the second quarter of 2009 and $23.3 million in the 2010 first quarter. Adjusted EBITDA for the second quarter was $3.3 million, compared to $1.6 million for the second quarter of 2009 and $2.8 million for the 2010 first quarter. The increase in results was primarily due to increased performance and utilization in the Middle East and North American land.

For the six months ended June 30, 2010, Well Intervention revenues were $47.7 million and adjusted EBITDA was $6.1 million compared to revenues of $39.1 million and adjusted EBITDA of $2.6 million in the prior year period.

Equipment Services

For the quarter ended June 30, 2010, the Equipment Services segment reported revenues of $12.2 million, compared to $5.8 million for the same period in 2009 and $7.4 million for the first quarter of 2010. Adjusted EBITDA for the quarter was $4.0 million, compared to $1.4 million for the second quarter of 2009 and $1.4 million for the first quarter of 2010. The company continues to expand this business in North America and internationally.

For the six months ended June 30, 2010, Equipment Services revenues were $19.6 million and adjusted EBITDA was $5.4 million compared to revenues of $13.0 million and adjusted EBITDA of $4.1 in the 2009 six month period.

For the quarter ended June 30, 2010, consolidated SG&A expenses were $3.4 million, compared to $2.5 million in the second quarter of 2009 and $3.2 million for the 2010 first quarter. The increase in SG&A expenses were primarily due to increases in professional fees related to our announced merger agreement with Halliburton. For the six months ended June 30, 2010 SG&A expenses were $6.6 million compared to $5.4 million for the 2009 six month period.

Interest expense in the 2010 second quarter was $0.8 million, compared to $1.0 million in the second quarter of last year and unchanged from $0.8 million in the first quarter of this year. The decrease from the second quarter of last year is primarily a result of lower borrowings. For the six month period interest expense was $1.6 million in 2010 compared to $1.9 million in 2009.

For the quarter ended June 30, 2010, the effective income tax rate was 24.9% of pre-tax income compared to 28.7% of pre-tax income in the quarter ended June 30, 2009. For the first six months of this year the effective tax rate was 26.4% compared to 30.8% for the same period last year. The change in the Company’s annual effective rate reflects, among other items, our best estimates of operating results and foreign currency exchange rates. Based on first quarter results we estimated a 37.3% annual tax provision. After second quarter results we have revised the provision to 26.4% for the year.

About Boots & Coots

Boots & Coots, Inc., with its headquarters in Houston, Texas, provides a suite of integrated pressure control services to onshore and offshore oil and gas exploration companies around the world. Boots & Coots’ products and services include well intervention services designed to enhance production for oil and gas operators. These services consist primarily of hydraulic workover and snubbing services. Boots & Coots’ equipment services segment provides high pressure, high temperature rental tools. The company’s pressure control services are designed to reduce the number and severity of critical events such as oil and gas well fires, blowouts or other incidences due to loss of control at the well. This segment consists primarily of the company’s Safeguard prevention and emergency response services. Additional information can be found at www.boots-coots.com.

Additional Information

As previously announced, on April 9, 2010, Boots & Coots entered into a definitive merger agreement with Halliburton pursuant to which Halliburton will acquire all of the outstanding stock of Boots & Coots in a stock and cash transaction. The Boards of Directors of both companies have approved the merger agreement, and the Board of Directors of Boots & Coots has recommended approval of the transaction to its stockholders. Completion of the transaction is subject to the approval of the stockholders of Boots & Coots, regulatory approvals, and other customary conditions.

In connection with the proposed merger, Halliburton and Boots & Coots have filed materials relating to the transaction with the SEC, including a registration statement of Halliburton, which includes a prospectus of Halliburton and a proxy statement of Boots & Coots, and intend to file additional materials relating to the transaction with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT, AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND ANY OTHER MATERIALS REGARDING THE PROPOSED MERGER WHEN THEY ARE AVAILABLE, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT HALLIBURTON, BOOTS & COOTS AND THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the registration statement, and the definitive proxy statement/prospectus when it is available, as well as other documents containing information about Halliburton and Boots & Coots, without charge, at the SEC’s web site at www.sec.gov. Copies of Halliburton’s SEC filings may also be obtained for free by directing a request to investors@halliburton.com. Copies of the Boots & Coots’ SEC filings may also be obtained for free by directing a request to investorrelations@boots-coots.com.

Participants in Solicitation

Halliburton and Boots & Coots and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Boots & Coots’ stockholders in respect of the merger. Information about these persons can be found in Halliburton’s proxy statement relating to its 2010 Annual Meeting of Stockholders, as filed with the SEC on April 5, 2010, Boots & Coots’ Annual Report on Form 10-K/A, as filed with the SEC on April 30, 2010, and Boots & Coots’ Current Report on Form 8-K, as filed with the SEC on March 5, 2010. These documents can be obtained free of charge from the sources indicated above. Additional information about the interests of such persons in the solicitation of proxies in respect of the merger is included in the registration statement and will be included in the definitive proxy statement/prospectus to be filed with the SEC in connection with the proposed transaction.

Certain statements included in this news release are intended as "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Boots & Coots cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements. More information about the risks and uncertainties relating to these forward-looking statements are found in Boots & Coots' SEC filings, which are available free of charge on the SEC's web site at www.sec.gov.

BOOTS & COOTS, INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in thousands, except share and per share amounts) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

REVENUES	$70,872	$47,048	$124,183	$101,710

COST OF SALES, excluding depreciation and amortization	46,831	31,339	84,244	68,225
OPERATING EXPENSES	7,990	7,835	14,188	16,067
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	3,357	2,518	6,582	5,415
DEPRECIATION AND AMORTIZATION	3,570	3,122	6,984	5,953

OPERATING INCOME	9,124	2,234	12,185	6,050

INTEREST EXPENSE	837	974	1,613	1,935
FOREIGN CURRENCY TRANSLATION	36	223	1,209	195
OTHER (INCOME) EXPENSE, net	(9)	28	(5)	68

INCOME BEFORE INCOME TAXES	8,260	1,009	9,368	3,852
INCOME TAX EXPENSE	2,057	290	2,470	1,187

NET INCOME	$6,203	$719	$6,898	$2,665

Basic Earnings per Common Share	$0.08	$0.01	$0.09	$0.03

Weighted Average Common Shares Outstanding – Basic	78,700,000	76,824,000	78,180,000	76,738,000

Diluted Earnings per Common Share	$0.08	$0.01	$0.08	$0.03

Weighted Average Common Shares Outstanding – Diluted	82,110,000	78,244,000	81,327,000	78,026,000

Information concerning operations in our business segments for the three and six months ended June 30, 2010 and 2009 is presented below. Certain reclassifications have been made to the prior periods to conform to the current presentation.

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
	(in thousands)		(in thousands)
	(unaudited)		(unaudited)
Revenues
Pressure Control	$34,301	$22,587	$56,859	$49,621
Well Intervention	24,382	18,615	47,710	39,084
Equipment Services	12,189	5,846	19,614	13,005
	$70,872	$47,048	$124,183	$101,710
Adjusted EBITDA (a)
Pressure Control	$5,370	$2,371	$7,605	$5,321
Well Intervention	3,292	1,622	6,118	2,563
Equipment Services	4,032	1,363	5,446	4,119
	$12,694	$5,356	$19,169	$12,003
Depreciation and Amortization (b)
Pressure Control	$194	$161	$375	$309
Well Intervention	2,280	2,146	4,521	4,210
Equipment Services	1,096	815	2,088	1,434
	$3,570	$3,122	$6,984	$5,953
Operating Income (Loss) (b)
Pressure Control	$5,176	$2,210	$7,230	$5,012
Well Intervention	1,012	(524)	1,597	(1,647)
Equipment Services	2,936	548	3,358	2,685
	$9,124	$2,234	$12,185	$6,050

_________________________________

(a) EBITDA represents earnings before interest, income taxes, depreciation and amortization. Adjusted EBITDA represents EBITDA before foreign currency translation costs, which includes $1.2 million in the first quarter of 2010 due to the devaluation of the Venezuelan Bolivar effective January 11, 2010. See the reconciliation and rationale for these non-GAAP financial measures.

(b) Operating expenses and depreciation and amortization have been charged to each segment based upon specific identification of expenses and an allocation of remaining non-segment specific expenses pro rata between segments based upon relative revenues.

BOOTS & COOTS, INC. RECONCILIATION BETWEEN CONSOLIDATED STATEMENTS OF INCOME AND EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (in thousands) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Net Income	$6,203	$719	$6,898	$2,665

Income Tax Expense	$2,057	$290	$2,470	$1,187

Other (Income) Expense, net	$(9)	$28	$(5)	$68

Interest Expense	$837	$974	$1,613	$1,935

Depreciation and Amortization	$3,570	$3,122	$6,984	$5,953

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (a)	$12,658	$5,133	$17,960	$11,808

Foreign Currency Translation	$36	$223	$1,209	$195

Adjusted EBITDA (a)	$12,694	$5,356	$19,169	$12,003

_________________________________

(a) Earnings before interest, income taxes, depreciation and amortization (“EBITDA”) and EBITDA before foreign currency translation costs (“Adjusted EBITDA”) are non-GAAP financial measures, as they exclude amounts or are subject to adjustments that effectively exclude amounts, included in the most directly comparable measure calculated and presented in accordance with GAAP in financial statements. “GAAP” refers to generally accepted accounting principles in the United States of America. Non-GAAP financial measures disclosed by management are provided as additional information to investors in order to provide them with an alternative method for assessing our financial condition and operating results. These measures are not in accordance with, or a substitute for, GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. Whenever we refer to a non-GAAP financial measure, we also present the most directly comparable financial measure and present it in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure and such comparable GAAP financial measure. Management believes that EBITDA and Adjusted EBITDA may provide additional information with respect to the Company’s performance or ability to meet its debt service and working capital requirements.

BOOTS & COOTS, INC. CONSOLIDATED BALANCE SHEETS (in thousands except share and per share amounts)

ASSETS

	June 30, 2010	December 31, 2009
	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$8,330	$7,357
Restricted cash	323	323
Receivables, net	93,725	70,471
Inventory	4,012	3,569
Prepaid expenses and other current assets	8,215	10,928
Total current assets	114,605	92,648

PROPERTY AND EQUIPMENT, net	83,956	80,289
GOODWILL	14,313	14,313
INTANGIBLE ASSETS, net	7,017	7,500
OTHER ASSETS	2,408	2,616
Total assets	$222,299	$197,366

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Current maturities of long-term debt	$6,933	$6,931
Accounts payable	32,319	17,857
Income tax payable	8,565	3,587
Accrued compensation and benefits	5,671	6,004
Accrued taxes, other than income tax	4,172	5,003
Accrued liabilities	8,295	6,262
Total current liabilities	65,955	45,644

LONG-TERM DEBT, net of current maturities	34,924	32,359
RELATED PARTY LONG-TERM DEBT	3,000	3,000
DEFERRED TAXES	200	5,638
OTHER LIABILITIES	587	1,108
Total liabilities	$104,666	$87,749

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock ($.00001 par value, 5,000,000 shares authorized, 0 shares issued and outstanding at June 30, 2010 and December 31, 2009, respectively)	—	—
Common stock ($.00001 par value, 125,000,000 shares authorized, 82,558,000 and 80,046,000 shares issued and outstanding at June 30, 2010 and December 31, 2009, respectively)	1	1
Additional paid-in capital	131,073	129,955
Accumulated other comprehensive loss	(1,234)	(1,234)
Accumulated deficit	(12,207)	(19,105)
Total stockholders' equity	117,633	109,617
Total liabilities and stockholders' equity	$222,299	$197,366

BOOTS & COOTS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) (Unaudited)

	Six Months Ended June 30,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$6,898	$2,665
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	6,984	5,953
Deferred tax expense (credit)	(5,438)	658
Stock-based compensation	1,101	675
Excess tax expense from stock options exercised	872	—
Bad debt provision, net	1,161	11
Loss (gain) on sale/disposal of assets	26	(261)
Changes in operating assets and liabilities, net of business acquisitions:
Receivables	(24,415)	(3,383)
Inventory	(443)	(308)
Prepaid expenses and other current assets	2,713	2,129
Other assets	207	(3,015)
Accounts payable and accrued liabilities	18,918	(5,244)
Net cash provided by (used in) operating activities	8,584	(120)

CASH FLOWS FROM INVESTING ACTIVITIES:
Business acquired, net of cash received	—	(6,668)
Property and equipment additions	(10,263)	(11,277)
Proceeds from sale of property and equipment	70	346
Net cash used in investing activities	(10,193)	(17,599)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of related party debt	—	(21,166)
Payments of term loan	(3,440)	(5,647)
Revolving credit net borrowings	6,032	7,047
Principal payments under capital lease obligations	(27)	(24)
Term loan borrowings	—	34,400
Increase in restricted cash	—	(323)
Stock options exercised	889	—
Excess tax expense from stock options exercised	(872)	—
Net cash provided by financing activities	2,582	14,287
Net increase (decrease) in cash and cash equivalents	973	(3,432)
CASH AND CASH EQUIVALENTS, beginning of period	7,357	6,220
CASH AND CASH EQUIVALENTS, end of period	$8,330	$2,788

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Cash paid for interest	$1,394	$1,416
Cash paid for income taxes	4,058	3,672

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Long term notes issued for acquisition of business	$—	$3,000

CONTACT:
Boots & Coots, Inc.
Investor Contact:
Jennifer Tweeton, 281-931-8884
jtweeton@boots-coots.com